UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 16, 2025

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 South Rosemary Avenue Suite 224 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2025, FOXO Technologies Inc., a Delaware corporation (the “Company”), filed amendments to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), in the form of Amended and Restated Certificates of Designation (the “Amended Designations”) of the Company’s previously designated “Series B Cumulative Convertible Redeemable Preferred Stock” (the “Series B Preferred Stock”) and the Company’s previously designated “Series C Cumulative Convertible Redeemable Preferred Stock” (the “Series C Preferred Stock”). The Amended Designations revise the conversion price to equal the higher of $0.0001 (such dollar amount not being subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Class A Common Stock) or 90% of the average VWAP of the five trading days immediately prior to the date the Conversion Notice is tendered by the holder and removes the mandatory conversion provision. They also exempt dividends paid to the holders of the Company’s Series E Cumulative Redeemable Secured Preferred Stock from the restrictions contained in Section 3(d).

The summary of the rights, privileges and preferences of the Series B Preferred Stock and the Series C Preferred Stock described above is qualified in its entirety by reference to the Amended Designations, copies of which are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 16, 2025 (the “Record Date”), Rennova Health, Inc. (which is controlled by the Company’s CEO) (the “Majority Stockholder”), a shareholder representing a majority of the voting control of FOXO Technologies Inc., a Delaware corporation (the “Company”), approved certain actions by written consent (the “Written Consent”). As of the Record Date, the Majority Stockholder held approximately 98.6% of the Company’s voting rights directly or through proxy. Pursuant to the Written Consent, the Majority Stockholder approved:

1.	An amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), (i) to increase the authorized shares of Class A Common Stock of the Company (the “Common Stock”) from 2,500,000,000 shares par value $0.0001 per share to 10,000,000,000 shares, and (ii) to increase the authorized shares of Preferred Stock of the Company (the “Preferred Stock”) from 10,000,000 shares par value $0.0001 per share to 20,000,000 shares any time before April 30, 2026 (the “Authorized Increase”) with the effective date to be determined at the sole discretion of the Company’s Board of Directors, without further approval or authorization of the Company’s stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Authorized Increase.

2.	The re-election of Seamus Lagan, Trevor Langley, Francis Colt deWolf III, Bret Barnes, and Mark White to the Company’s Board of Directors to hold office until the next annual meeting of the stockholders of the Company or until their respective successors have been elected or qualified or until such director resigns or is removed (the “Election of Directors”).

The Majority Stockholder also approved (on a non-binding basis) a ratification of the appointment of Kreit & Chiu CPA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Company has filed a preliminary Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission with respect to the matters approved by the Majority Stockholder (the “PRE 14C”) and, as soon as it may do so, will mail the definitive Information Statement on Schedule 14C to its stockholders of record as of the Record Date. The items approved will then be effective 20 days after the mailing. Further detail regarding each of the items approved are found in the PRE 14C.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Designation for Series B Preferred Stock filed with the Delaware Secretary of State on December 16, 2025
3.2	Amended and Restated Certificate of Designation for Series C Preferred Stock filed with the Delaware Secretary of State on December 16, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: December 18, 2025	By:	/s/ Seamus Lagan
	Name:	Seamus Lagan
	Title:	Chief Executive Officer

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